Exhibit 24

POWER OF ATTORNEY

      Each of the undersigned, hereby constitutes and appoints each of Carol A. Ammon, James J. Connors, II, Jeffrey R. Black and Caroline B. Manogue to be his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, and to sign for the undersigned and in each of their respective names in any and all capacities stated below, this Annual Report on Form 10-K (and any amendments hereto) and to file the same, with exhibits hereto and thereto and other documents in connection herewith and therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Exchange Act of 1934, this Report and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CAROL A. AMMON Carol A. Ammon	Chairman, Chief Executive Officer, President and Director	March 21, 2002

/s/ MICHAEL B. GOLDBERG Michael B. Goldberg	Director	March 21, 2002

/s/ MICHAEL HYATT Michael Hyatt	Director	March 21, 2002

/s/ ROGER H. KIMMEL Roger H. Kimmel	Director	March 21, 2002

/s/ FRANK J. LOVERRO Frank J. Loverro	Director	March 21, 2002

/s/ MICHAEL W. MITCHELL Michael W. Mitchell	Director	March 21, 2002

/s/ JOSEPH T. O’DONNELL Joseph T. O’Donnell, Jr.	Director	March 21, 2002

/s/ DAVID I. WAHRHAFTIG David I. Wahrhaftig	Director	March 21, 2002